UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2015, NV5 Holdings, Inc., a Delaware corporation (“NV5”), entered into the Second Amendment to Business Loan Agreement (the “Amendment”) with Western Alliance Bank, an Arizona corporation (“Western Alliance”), as lender. The Amendment amends the Business Loan Agreement, dated January 31, 2014, between NV5 and Western Alliance (the “Loan Agreement”) to, among other things, (i) add Joslin Lesser & Associates, Inc., a Massachusetts corporation and wholly owned subsidiary of NV5, as a guarantor, (ii) add The RBA Group, Inc., Engineers, Architects and Planners, a New Jersey corporation and wholly owned subsidiary of NV5, as a guarantor, (iii) to establish a within-line facility in the amount of the Maximum Standby Letter of Credit Amount for the issuance of Standby Letters of Credit of $1,000,000 and (iv) extend the maturity date on the promissory note to May 31, 2016 from January 31, 2016.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Business Loan Agreement (Loan Number 0309136049), dated July 20, 2015, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	NV5 HOLDINGS, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Business Loan Agreement (Loan Number 0309136049), dated July 20, 2015, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.